Exhibit 10.15

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this “Consent”), dated as of September 12, 2014, is entered into by and among WLC Three VI, L.L.C., a Delaware limited liability company (“Landlord”), MacLean Power, L.L.C., a Delaware limited liability company (“Sublandlord”), and Aldeyra Therapeutics, Inc., a Delaware corporation (“Subtenant”).

W I T N E S S E T H

WHEREAS, Farley White Kilnbrook Three, LLC, a Massachusetts limited liability company (“Original Landlord”), as landlord, and Utility Marketing Corporation, a Massachusetts corporation (“UMC”), as tenant, entered into that certain Lease dated as of August 22, 2007 (the “Original Lease”), as amended by that certain First Amendment of Lease dated as of January 23, 2012 (the “First Amendment”), with respect to certain premises containing approximately 3,736 rentable square feet (the “Premises”) of space on the third (3rd) floor of that certain building located at 131 Hartwell Avenue, Lexington, MA 02421 (the “Building”);

WHEREAS, the Original Lease, as amended by the First Amendment, is referred to as the “Prime Lease”.

WHEREAS, UMC assigned its right, title and interest in, to and under the Prime Lease to MacLean Highline, L.L.C., a Delaware limited liability company (“MacLean Highline”), pursuant to that certain Asset Purchase Agreement dated as of May 7, 2013;

WHEREAS, MacLean Highline assigned its right, title and interest in, to and under the Prime Lease to Sublandlord, pursuant to that certain Asset Purchase Agreement dated as of May 30, 2013;

WHEREAS, Landlord is the successor in interest to Original Landlord; and

WHEREAS, Sublandlord wishes to sublease the Premises on the terms and conditions set forth in that certain sublease (the “Sublease”) dated as of August 27, 2014, by and between Sublandlord and Subtenant, a true, complete and correct copy of which Sublease is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms of the Prime Lease, Sublandlord must obtain Landlord’s prior written consent to the Sublease; and

WHEREAS, Landlord is willing to consent to the Sublease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Landlord, Sublandlord and Subtenant hereby agree as follows:

1.	Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Prime Lease.

2.	Consent. Subject to the terms and conditions of this Consent, Landlord hereby consents to the subletting of the Premises by Sublandlord to Subtenant pursuant to the Sublease.

3.	No Rights against Landlord. Sublandlord and Subtenant acknowledge and agree that (a) neither the Prime Lease, the Sublease nor this Consent shall be deemed, nor are such documents intended, to grant to Subtenant any rights whatsoever against Landlord; and (b) the Sublease imposes no obligations on Landlord, and in no event shall Landlord be deemed a party to the Sublease. Subtenant hereby acknowledges and agrees that (i) its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against Sublandlord; and (ii) Subtenant is not a third party beneficiary under the Prime Lease.

4.	No Release. This Consent shall not release Sublandlord from any existing or future duty, obligation or liability to Landlord pursuant to the Prime Lease, nor shall this Consent change, modify or amend the Prime Lease in any manner, except insofar as it constitutes Landlord’s consent to the Sublease. Notwithstanding the generality of the foregoing, this Consent expressly shall not absolve Sublandlord from any requirement set forth in the Prime Lease that Sublandlord obtain Landlord’s prior written approval of any additional subleases, assignments or other dispositions of its interest in the Premises or the Prime Lease.

5.

Subordinate to Lease; Attornment. The Sublease shall be subject and subordinate at all times to the Prime Lease and all of its provisions, covenants and conditions. Sublandlord shall have a license to collect all rent under the Sublease; provided, however, that all such rent shall be received by Sublandlord in trust to be used for the satisfaction of all amounts due under the Prime Lease. Notwithstanding anything in this Consent to the contrary, in the event that the Prime Lease is terminated for any reason prior to the Termination Date (as such term is defined in the Sublease), at Landlord’s option, Landlord shall elect by written notice (the “Election Notice”) to Subtenant within thirty (30) days after the effective date of such termination either (a) to recognize Subtenant’s tenancy in the Premises under the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, effective as of the effective date of such termination, in which case Subtenant shall attorn to Landlord and recognize Landlord as Subtenant’s landlord under the Sublease under the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Sublandlord under the Prime Lease (unless Landlord shall have expressly agreed to same); or (b) to terminate the Sublease, which termination shall be effective sixty (60) days after Subtenant receives written notice from Landlord of such Lease (and Sublease) termination (the “Early Termination Date”). If Landlord elects to proceed under Subsection 5(b) above, then with respect to the period between the termination of the Prime Lease and the Early Termination Date, (i) Subtenant’s tenancy shall be on the terms and conditions and at the rental rate specified in the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Sublandlord under the

Prime Lease (unless Landlord shall have expressly agreed to same), and (ii) Subtenant shall pay all rent payable by Subtenant under the Sublease to Landlord. Subtenant agrees to execute and deliver at any time and from time to time, upon the reasonable request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. If Landlord elects to proceed under Subsection 5(a) above, Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Sublandlord, (ii) be subject to any offsets or defenses which Subtenant might have against Sublandlord, (iii) be bound by any rent or additional rent which Subtenant might have paid more than one (1) month in advance to Sublandlord except to the extent such rent or additional rent has been turned over to Landlord, or (iv) be bound to honor any rights of Subtenant in any security deposit made with Sublandlord except to the extent such security deposit has been turned over to Landlord. The liability of Landlord to Subtenant for any default by Landlord under this Consent or the Sublease after such attornment, or arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Premises, shall be limited to the interest of the Landlord in the Building and in the uncollected rents, issues and profits thereof.

6.	No Breach of Lease. Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Prime Lease and agrees not to do or omit to do anything which would constitute a breach of the Prime Lease. Any such act or omission shall constitute a breach of this Consent and shall entitle Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Sublandlord and/or Subtenant.

7.

Sublease Term; Holdover. Notwithstanding any provision of the Prime Lease or Sublease to the contrary, Sublandlord and Subtenant agree as follows: (a) the term of the Sublease shall expire no later than the Termination Date; (b) the term of the Sublease shall not be extended, nor shall Subtenant be permitted to continue to occupy any part of the Premises, beyond the Termination Date, and Subtenant shall vacate and surrender the Premises in the condition required under the Sublease on or before the Termination Date, and Sublandlord shall vacate and surrender the Premises in the condition as required under the Prime Lease on or before the expiration of the Term of the Prime Lease (it being understood that Subtenant shall have no obligation to remove or restore with respect to any improvements or alterations made to the Premises prior to the Sublease Commencement Date nor with respect to the Furniture and Equipment, as defined in the Sublease); and (c) if Subtenant breaches the terms of Subsection 7(b) above, then (i) Landlord shall have the right (but not the obligation), at Sublandlord’s sole cost and expense, either in the name of Sublandlord or Landlord or both, and notwithstanding the fact that the term of the Prime Lease may not have expired, to take such legal action as may be required to evict Subtenant including, without limitation, the filing of a summary process action, and Sublandlord hereby appoints Landlord as its attorney-in-fact, coupled with an interest, to execute on behalf of Sublandlord and file such instruments, and take such other actions as Landlord may deem appropriate, in connection with the foregoing, and (ii) Sublandlord and Subtenant, jointly and severally, shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against any and all costs, expenses, damages, claims, penalties, losses and liabilities resulting from such breach by Subtenant. Without intending to limit the scope of the foregoing indemnification, Sublandlord and Subtenant acknowledge that Landlord may incur substantial damages as a result of Subtenant’s breach of the terms of Subsection 7(b) above.

8.	Transfer of Interest. Subtenant shall not have the right to assign its interest in the Sublease or to sublease all or any portion of the Premises.

9.	No Amendments. Sublandlord and Subtenant may not terminate the Sublease nor amend or modify the terms of the Sublease without obtaining the prior written consent of Landlord thereto. Any termination, amendment or modification in violation hereof shall be void and of no force and effect.

10.	No Alterations. Subtenant shall not make any alterations, additions (including, for the purposes hereof, paint and wall-to-wall carpeting), or improvements in or to the Premises (including any improvements necessary for Subtenant’s initial occupancy thereof) without Landlord’s prior written consent in accordance with the terms of the Prime Lease.

11.	Indemnification. Sublandlord and Subtenant agree to indemnify and hold Landlord harmless from and against any and all loss, cost, expense, damage, penalty or liability, including without limitation reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (a) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease; (b) relating to or arising out of the Sublease or any related agreements or dealings; (c) relating to or arising out of the injury to or death of any person or damage to property, in or about the Premises or the Building, except to the extent due to the negligence or willful misconduct of Landlord; (d) relating to or arising out of the injury to or death of any person or damage to property, to the extent caused by the acts or omissions of Sublandlord, Subtenant and/or their employees, agents, contractors, guests, licensees or invitees during the term of the Sublease; and (e) relating to or arising out of the breach by the indemnifying party of any of its covenants hereunder.

12.

Limitation of Landlord’s Liability. Subtenant covenants and agrees that, to the maximum extent permitted by law, all of Subtenant’s furniture, fixtures, equipment and property of every kind, nature and description related to or arising out of Subtenant’s leasehold estate, which may be in or about the Premises or the Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto shall be at the sole risk and hazard of Subtenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except to the extent such damage or loss is due to the negligence or willful misconduct of Landlord. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of

Landlord, and then, where notice and an opportunity to cure are appropriate (i.e., where Subtenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Subtenant notified Landlord of such condition) only after (a) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (b) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Subtenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall Landlord be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Consent; nor shall Landlord be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Subtenant shall neither assert nor seek to enforce any claim against Landlord other than against Landlord’s interest in the Building and in the uncollected rents, issues and profits thereof, and Subtenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Consent. Subtenant specifically agrees that in no event (i) shall any officer, director, trustee, employee or representative of Landlord ever be personally liable for any obligation, or (ii) shall Landlord be liable for consequential or incidental damages or for lost profits.

13.	Landlord’s Costs. Pursuant to Section 6.3(b) (Assignment; Sublease) of the Prime Lease, and as a condition to Landlord’s consent to the Sublease, Sublandlord shall deliver to Landlord $1,668.50, concurrently with Sublandlord’s delivery of an executed counterpart hereof, representing Landlord’s reasonable attorneys’ fees and administrative costs and expenses incurred in connection with reviewing the Sublease and drafting this Consent.

14.	Sublandlord’s Obligations. Sublandlord acknowledges that during the term of the Sublease, Sublandlord shall be jointly and severally liable with Subtenant for the Prime Lease obligations applicable to the Premises.

15.	Insurance. Subtenant shall, throughout the term of the Sublease, at its own expense, keep and maintain in full force and effect the insurance required under the Prime Lease and otherwise in accordance with the terms thereof. In addition, Subtenant shall name Landlord as an additional insured on all liability policies carried by Subtenant. On or before accessing the Premises, and thereafter upon Landlord’s request, Subtenant shall submit binders of insurance to Landlord evidencing that the requirements of this Section 15 have been met. In the event of any claim, and upon Landlord’s request, Subtenant shall deliver to Landlord complete copies of such insurance policies. Section 10.7 of the Prime Lease shall be directly applicable as between Landlord and Subtenant as if Subtenant were Tenant.

16.	Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been given (a) if delivered by hand, by messenger or by an express delivery service (FedEx, UPS, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (b) if mailed, then on the third business day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby). Notice by counsel to a party shall be deemed notice from such party.

If to Landlord:	WLC THREE VI, L.L.C.
c/o Griffith Properties LLC
260 Franklin Street, 5th Floor
Boston, MA 02110
Attention: Marci G. Loeber

With copies to:

WLC THREE VI, L.L.C.
c/o Walton Street Capital LLC
900 North Michigan Avenue, Suite 1900
Chicago, IL 60611
Attention: Howard J. Brody

WLC THREE VI, L.L.C.
c/o Walton Street Capital LLC
900 North Michigan Avenue, Suite 1900
Chicago, IL 60611
Attention: Douglas J. Welker

WLC THREE VI, L.L.C.
c/o Walton Street Capital LLC
900 North Michigan Avenue, Suite 1900
Chicago, IL 60611
Attention: Angela R. Lang

If to Sublandlord:	MacLean Power, L.L.C.
481 Munn Road, Suite 300
Fort Mill, SC 29715
Attention: Scott Pearson

If to Subtenant:	And before the Sublease Commencement Date:

Aldeyra Therapeutics, Inc.
15 New England Executive Park
Burlington, MA 01803
Attention: Stephen Tulipano

And on or after the Sublease Commencement Date:

The Premises

17.	Brokers. Except for Lincoln Property Company (“Sublandlord’s Broker”) and Cassidy Turley (“Subtenant’s Broker”), each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Consent, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Consent. Sublandlord will pay any commission due to the broker(s) hereunder pursuant to its separate agreement with the broker(s) hereunder subject to execution and delivery of the Sublease by Sublandlord and Subtenant.

18.	Prevailing Party. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the prevailing party shall be entitled to reasonable attorneys’ fees. Reasonable attorneys’ fees shall be as fixed by the court. The “prevailing party” shall be the party which by law is entitled to recover its costs of suit, whether or not the action proceeds to final judgment.

19.	No Representations. Sublandlord and Subtenant acknowledge and agree that neither Landlord nor any of its agents or other representatives have made any representations or warranties concerning the Premises, the Building, the Sublease or the Prime Lease.

20.	Entire Agreement. The parties acknowledge that the Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the subject matter thereof. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith.

21.	Conflict. Sublandlord and Subtenant hereby agree that in the event of a conflict between this Consent and the Sublease, this Consent shall control.

22.	Binding Effect. This Consent shall be binding upon and shall inure to the benefit of the parties’ respective successors-in-interest and assigns, subject at all times, nevertheless, to all agreements and restrictions contained in the Prime Lease, the Sublease, and this Consent.

23.	Construction. Every agreement contained in this Consent is, and shall be construed as a separate and independent agreement. If any term of this Consent or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Consent, the application or such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This Consent shall be created and enforced in accordance with the laws of the Commonwealth of Massachusetts.

24.	Effectiveness. This Consent shall not bind Landlord unless and until it has been signed by Sublandlord and Subtenant, received and accepted by Landlord, and then countersigned and redelivered by Landlord to Sublandlord and Subtenant.

25.	Counterparts. This Consent may be executed in multiple counterparts, all of which, taken together, shall constitute one original instrument.

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGE.]

EXECUTED as an instrument under seal as of the date first written above.

LANDLORD:

WLC THREE VI, L.L.C., a Delaware limited liability company

By:	WLC Equity VI, L.L.C.,
a Delaware limited liability company, its Sole Member

	By:	WLC-G Holdings VI, L.L.C.,
a Delaware limited liability company, its Sole Member

		By:	WLC Investors VI, L.L.C.,
a Delaware limited liability company, its Member

			By:	Walton REIT Holdings B-VI, L.L.C.,
a Delaware limited liability company, its Sole Member

				By:	Walton REIT B-VI, L.L.C.,
a Delaware limited liability company, its Managing Member

					By:	Walton Street Real Estate Fund VI-Q, L.P.,
a Delaware limited partnership, its Managing Member

						By:	Walton Street Managers VI, L.P.,
a Delaware limited partnership, its General Partner

							By:	WSC Managers VI, Inc.,
a Delaware corporation, its General Partner

By:

								Name:	Laura Weidaw

								Title:	VP

Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE TO CONSENT]

SUBLANDLORD:
MACLEAN POWER, L.L.C., a Delaware limited liability company

By:

Name:	Scott Pearson

Title:	Director of Business Development

Hereunto duly authorized

SUBTENANT:
ALDEYRA THERAPEUTICS, INC., a Delaware corporation

By:

Name:	Stephen Tulipano

Title:	CFO

Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE TO CONSENT]

EXHIBIT A

SUBLEASE

(ATTACHED)